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                                                                     EXHIBIT 1.1


                                6,500,000 Shares

                                  POPULAR, INC.

              6.375% Noncumulative Monthly Income Preferred Stock,
                                  2003 Series A

                             UNDERWRITING AGREEMENT

                                February 21, 2003


POPULAR SECURITIES, INC.
As lead underwriter and representative
of the several Underwriters named in Schedule 1
Hato Rey, Puerto Rico 00918

Ladies and Gentlemen:

         POPULAR, INC., a Puerto Rico corporation (the "Company"), proposes to sell an aggregate of 6,500,000 shares (the "Firm Shares") of the Company's 6.375% Noncumulative Monthly Income Preferred Stock, Series A (the "Preferred Stock"), which are to be issued and sold by the Company to you and the other underwriters named in Schedule 1 hereto (collectively, the "Underwriters"), for whom you are acting as the representative (the "Representative"). The Company also has agreed to grant to you and the other Underwriters an option (the "Option") to purchase up to an additional 975,000 shares of Preferred Stock (the "Option Shares") on the terms and for the purposes set forth in Section 1(b) hereto. The Firm Shares and the Option Shares are hereinafter collectively referred to as the "Shares".

         The Company hereby confirms as follows its agreements with the Representative and the several other Underwriters.

         1.       Agreement to Sell and Purchase.

                  (a) On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Company agrees to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Company at a purchase price of $24.2125 per share, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule 1 hereto, plus such additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to Section 9 hereof.




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                  (b)      Subject to all the terms and conditions of this
Agreement, the Company grants the Option to the several Underwriters to purchase, severally, but not jointly, the Option Shares at the same price per share as the Underwriters shall pay for the Firm Shares. The Option may be exercised only to cover overallotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time and from time to time on or before the 30th day after the date of this Agreement (or on the next business day if the 30th day is not a business day), upon notice (the "Option Shares Notice") in writing or by telephone (confirmed in writing) by the Representative to the Company no later than 5:00 p.m., Atlantic Standard time, at least two and no more than five business days before the date specified for closing in the Option Shares Notice (the "Option Closing Date") setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. On the Option Closing Date, the Company will issue and sell to the Underwriters the number of Option Shares set forth in the Option Shares Notice and each Underwriter will purchase such percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing hereunder, as adjusted by the Representative in such manner as it deems advisable to avoid fractional shares.

         2. Delivery and Payment. Delivery of the Firm Shares shall be made to the Representative for the accounts of the Underwriters at the office of Pietrantoni Mendez & Alvarez LLP, counsel to the Company, Banco Popular Center, Suite 1900, Hato Rey, Puerto Rico, against payment of the purchase price by wire transfer of immediately available funds to the bank account designated by the Company. Such payment shall be made at 10:00 a.m., New York City time, on the third full business day following the date of this Agreement, or such other time on such other date, not later than seven business days after the date of this Agreement, as may be agreed upon by the Company and the Representative (such date is hereinafter referred to as the "Closing Date"). Time shall be of the essence and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.

         To the extent the Option is exercised, delivery of the Option Shares against payment by the Underwriters (in the manner specified above) will take place at the offices specified above for the Closing Date at the time and date (which may be the Closing Date) specified in the Option Shares Notice.

         Certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as the Representative shall request at least two business days prior to the Closing Date or the Option Closing Date, as the case may be, by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection at least 24 hours prior to the Closing Date or the Option Closing Date, as the case may be.

         Notwithstanding the other provisions of this Section 2, if transactions in the Shares can be settled through the facilities of The Depository Trust Company ("DTC"), payment for and delivery of the Shares on the Closing Date will be made through the facilities of DTC if you are a member, unless you have otherwise notified us prior to the date specified by you, or, if you are not a member, settlement may be


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made through a correspondent who is a member pursuant to instruction you may send to us prior to such specified date.

         The cost of original issue tax stamps, if any, in connection with the issuance, sale and delivery of the Firm Shares and Option Shares by the Company to the respective Underwriters shall be borne by the Company. The Company will pay and save each Underwriter and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal, state or Commonwealth of Puerto Rico stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance, sale or delivery to such Underwriter of the Firm Shares and Option Shares.

         3. Representations and Warranties of the Company. The Company represents, warrants and covenants to each Underwriter that:

                  (a) The Company meets the requirements for use of Form S-3 and a registration statement (Registration No. 333-73242) on Form S-3, as amended, with respect to the Shares, including a prospectus (the "Base Prospectus"), has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission and has become effective. Such registration statement and the Base Prospectus may have been amended or supplemented prior to the date of this Agreement; any such amendment or supplement was so prepared and filed, and any such amendment or supplement filed after the effective date of such registration statement has become effective. No stop order suspending the effectiveness of the registration statement has been issued, and, to the Company's knowledge, no proceeding for that purpose has been instituted or threatened by the Commission. A prospectus supplement relating to the Shares containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Rules and Regulations has been or will be so prepared and filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required by the Rules and Regulations); and the Rules and Regulations do not require the Company to, and, without the Representative's consent, the Company will not, file a post-effective amendment after the time of execution of this Agreement and prior to the filing of such final form of prospectus supplement. The registration statement may be supplemented by one or more forms of preliminary prospectus supplement, as contemplated by Rule 430 or Rule 430A of the Rules and Regulations, to be used in connection with the offering and sale of the Shares (each a "Preliminary Prospectus"). Copies of such registration statement, any such amendments, and each related Preliminary Prospectus and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Underwriting Agreement have been delivered to the Representative and its counsel. The term "Registration Statement" means such registration statement as amended at the time it becomes or became effective (the "Effective Date"), including financial statements and all exhibits and any information deemed by virtue of Rule 430A of the Rules and Regulations to be included in such Registration Statement at the Effective Date and any prospectus supplement filed thereafter with the Commission, and


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shall include the documents incorporated by reference therein pursuant to Item
12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The term "Prospectus" means, collectively, the Base Prospectus together with any prospectus supplement, in the respective forms they are filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations. Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date, or the date of any Preliminary Prospectus or the Prospectus, as the case may be, that is incorporated therein by reference. For purposes of this Underwriting Agreement, all references to the Registration Statement, the Prospectus, any preliminary prospectus or any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (EDGAR), and such copy shall be identical (except to the extent permitted by Regulation S-T) to any Prospectus delivered to the Representative for use in connection with the offering of the Shares by the Company.

                  (b) Each part of the Registration Statement (excluding any prospectus supplement with respect to an offering of securities other than the offering of the Shares contemplated hereby), when such part became or becomes effective, each Preliminary Prospectus, on the date of filing thereof with the Commission, and the Prospectus and any amendments or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date, conformed or will conform in all material respects with the requirements of the Act and the Rules and Regulations; each part of the Registration Statement (excluding any prospectus supplement with respect to an offering of securities other than the offering of the Shares contemplated hereby), when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Preliminary Prospectus, on the date of filing thereof with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the foregoing shall not apply to the statements in or omissions from any such document relating to any Underwriter in reliance upon, and in conformity with, written information relating to such Underwriter furnished to the Company by the Representative, or by any Underwriter through the Representative, specifically for use in the preparation thereof. The Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, any Preliminary Prospectus, the Prospectus or any other materials, if any, permitted by the Act.

                  (c) The documents incorporated by reference in the Registration Statement, the Prospectus and any amendment or supplement to such Registration Statement or such Prospectus, when they became or become effective under the Act or were or are filed with the Commission under the Exchange Act, as the case may be, conformed or will conform in all material respects with the requirements of the Act, the Rules and Regulations, the Exchange Act and the rules and regulations of the Commission


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thereunder (the "Exchange Act Rules and Regulations"), as applicable.

                  (d) The only direct or indirect subsidiaries of the Company ("Subsidiaries") that are "significant subsidiaries," as defined in Rule 405 of Regulation C of the Rules and Regulations under the Act (each, a "Significant Subsidiary") are Banco Popular de Puerto Rico, a Puerto Rico corporation ("Banco Popular"), Popular International Bank, Inc., a Puerto Rico corporation, Popular North America, Inc., a Delaware corporation, Banco Popular North America, Inc., a New York corporation, and Equity One, Inc., a Delaware corporation. The Company has been and, at the Closing Date and Option Closing Date, will be duly organized and validly existing as a corporation under the laws of the Commonwealth of Puerto Rico and is and, at the Closing Date and Option Closing Date, will be in good standing with the Commonwealth of Puerto Rico. The Company is and will be as of the Closing Date and the Option Closing Date registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve") as a bank holding company under the Bank Holding Company Act of 1956 (the "BHCA") and its election to be treated as a financial holding company under the BHCA, as amended by the Gramm- Leach-Bliley Act, is and will remain in full force and effect. Each of the Significant Subsidiaries is and, at the Closing Date and Option Closing Date, will be a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation. Each of the Company and its Significant Subsidiaries is and, at the Closing Date and the Option Closing Date, will be duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business or use of its property and assets makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, prospects or business affairs of the Company and its Subsidiaries considered as a single enterprise.

                  (e) The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and are not subject to any preemptive or similar rights. The Shares to be issued and sold by the Company will be, upon such issuance and payment therefor in accordance with the terms of this Agreement, duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar rights. The Company has, and, upon completion of the sale of the Shares, will have, an authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus. The description of the securities of the company in the Registration Statement and the Prospectus is, and at the Closing Date and, if later, the Option Closing Date, will be, complete and accurate in all respects. No holders of securities of the Company are entitled to have such securities registered under the Registration Statement, except where such rights have been waived.

                  (f) The consolidated financial statements and the related notes of the Company included in the Registration Statement or incorporated therein by reference and the Prospectus present fairly the financial condition of the Company and its Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods covered thereby, all in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the entire periods involved. PricewaterhouseCoopers LLP (the "Accountants"),


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who have reported on those of such financial statements and related notes which are audited, are independent accountants with respect to the Company and its Subsidiaries within the meaning of the Act and the applicable and published rules and regulations.

                  (g) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets,
(iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (h) Except as set forth in the Registration Statement and Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date and, if later, the Option Closing Date, (i) there has not been, and will not have been, any material adverse change in the business, properties, financial condition, net worth or results of operations of the Company and its Subsidiaries considered as a single enterprise, (ii) neither the Company nor any of its Significant Subsidiaries has entered into, or will have entered into any transactions that would be considered material to the Company and its Subsidiaries considered as a single enterprise, other than pursuant to this Agreement, and (iii) the Company has not, and will not have, paid or declared any dividends or other distributions of any kind on any class of its capital stock, except for the payment or declaration of quarterly dividends on the Company's common stock (the "Common Stock") in the ordinary course of its business.

                  (i) The Company is not required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act").

                  (j) Except as set forth in the Registration Statement, or incorporated therein by reference, and Prospectus, there are no actions, suits, arbitrations, claims, governmental or other proceedings (formal or informal), or investigations pending or threatened against or affecting the Company or any of its Significant Subsidiaries, or any directors, officers or shareholders of the Company or any of its Significant Subsidiaries in their respective capacities as such, or any of the properties or assets owned or leased by the Company or any of its Significant Subsidiaries, before or by any Federal, state or Commonwealth of Puerto Rico court, commission, regulatory board, administrative agency or other governmental body, domestic or foreign (collectively, a "Governmental Body"), wherein an unfavorable ruling, decision or finding would adversely affect the business, prospects, financial condition, net worth or results of operations of the Company and its Subsidiaries considered as a single enterprise and would be required to be disclosed in the Registration Statement and Prospectus. Neither the Company nor any Significant Subsidiary is in violation of, or in default with respect to, any law, rule, or regulation, or any order, judgment, or decree, except as described in the Prospectus or such as in the aggregate do not now have and can reasonably be expected in the future not to have a material adverse effect upon the


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operations, business, properties, or assets of the Company and its Subsidiaries considered as a single enterprise; nor is the Company or any Significant Subsidiary presently required under any order, judgment or decree to take any action in order to avoid any such violation or default, except as described in the Prospectus.

                  (k) The Company and each of its Significant Subsidiaries possess and, at the Closing Date and the Option Closing Date, will possess adequate governmental permits, consents, orders, approvals, franchises, certificates and other authorizations (collectively, "Licenses") necessary to carry on their respective businesses and own or lease their respective properties as contemplated in the Registration Statement and Prospectus. The Company and each of its Significant Subsidiaries have and, at the Closing Date and the Option Closing Date, will have complied in all material respects with all laws, regulations and orders applicable to it or its business, assets and properties. Neither the Company nor any of its Significant Subsidiaries is, nor, at the Closing Date and the Option Closing Date, will be in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the due performance and observation of any term, covenant or condition of any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument (collectively, a "contract or other agreement") to which they are a party or by which their respective properties are bound or affected, the violation of which would individually or in the aggregate have a material adverse effect on the condition, financial or otherwise, or the earnings, prospects or business affairs of the Company and its Subsidiaries considered as a single enterprise. There are no governmental proceedings or actions pending or threatened for the purpose of suspending, modifying or revoking any License held by the Company or any of its Significant Subsidiaries, except where such suspension, modification or revocation would not individually or in the aggregate have a material adverse effect on the condition, financial or otherwise, or the earnings, prospects or business affairs of the Company and its Subsidiaries considered as a single enterprise.

                  (l) No consent, approval, authorization or order of, or any filing or declaration with, any Governmental Body is required for the consummation of the transactions contemplated by this Agreement or in connection with the issuance and sale of the Shares by the Company, except such as have been obtained and such as may be required under state or Commonwealth of Puerto Rico securities or blue sky laws or the bylaws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Underwriters of the Shares to be sold hereby.

                  (m) The Company has full power (corporate and other) and authority to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with the terms hereof, except as rights to indemnity and contribution may be limited by federal, state or Commonwealth of Puerto Rico securities laws or the public policy underlying such laws. Except as disclosed in the Registration Statement and the Prospectus, the execution, delivery and the performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any


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Encumbrance upon any of the properties or assets of the Company or any of the
Significant Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of or conflict with any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under,
(i) the Certificate of Incorporation or By-laws of the Company, in each case as amended, or (ii) any contract or other agreement to which the Company or any of the Significant Subsidiaries is a party or by which it or any of their respective assets or properties are bound or affected, the violation of which would individually or in the aggregate have a material adverse effect on the condition, financial or otherwise, or the earnings, prospects or business affairs of the Company and its Subsidiaries considered as a single enterprise, or (iii) any judgment, ruling, decree, order, law, statute, rule or regulation of any Governmental Body applicable to the Company or any of the Significant Subsidiaries or their respective businesses or properties, the violation of which would individually or in the aggregate have a material adverse effect on the financial condition, or the earnings, prospects or business affairs of the Company and its Subsidiaries considered as a single enterprise.

                  (n) No statement, representation, or warranty made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Representative was or will be, when made, inaccurate, untrue or incorrect in any material respect. Each certificate signed by an officer of the Company and delivered to the Representative or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

                  (o) Neither the Company nor any of its directors, officers or affiliates has taken, nor will he, she or it take, directly or indirectly, any action designed, or which might reasonably be expected in the future, to cause or result in, under the Act or otherwise, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or otherwise.

                  (p) The Shares have been approved for listing on the Nasdaq National Market ("Nasdaq"), subject to notice of issuance.

                  (q) Neither the Company nor any of its Significant Subsidiaries is involved in any collective labor dispute with its employees nor is any such dispute threatened or imminent.

                  (r) Neither the Company nor any of its Significant Subsidiaries nor, to the Company's best knowledge, any employee or agent of the Company or any Significant Subsidiary has made any payment of funds of the Company or any Significant Subsidiary or received or retained any funds of the Company or any Significant Subsidiary in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

                  (s) The business, operations and facilities of the Company and its Significant Subsidiaries have been and are being conducted in compliance with all applicable laws, ordinances, rules,


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regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, or pollution, or protection of health or the environment (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state, or the Commonwealth of Puerto Rico or any political subdivision thereof, and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto, except where failure to so comply would not have a material adverse effect on the financial condition, or the earnings or business affairs of the Company and its Subsidiaries considered as a single enterprise; and neither the Company nor any of its Significant Subsidiaries has received any notice from any governmental instrumentality or any third party alleging any violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances or damages to natural resources, except where failure to so comply would not have a material adverse effect on the financial condition, or the earnings or business affairs of the Company and its Subsidiaries considered as a single enterprise.

                  (t) The Company and each of its Significant Subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any failure to file that would not have a material adverse effect on the financial condition, or the earnings or business affairs of the Company and its Subsidiaries considered as a single enterprise.

                  (u) The Company meets the requirements for use of Form S-3 under the Rules and Regulations and the use of Rule 415 under the Rules and Regulations.

                  (v) The deposit accounts of Banco Popular, and of each of the other Significant Subsidiaries of the Company that are depository institutions, are insured by the Bank Insurance Fund (the "BIF") of the Federal Deposit Insurance Corporation ("FDIC") to the legal maximum, and no proceeding for the termination or revocation of such insurance is pending or threatened. Banco Popular is a member in good standing of the Federal Reserve Bank of New York and of the Federal Home Loan Bank of New York.

                  (w) None of the Company nor any of its Significant Subsidiaries or any of their respective directors or officers is subject to any order or directive of, or party to any agreement with, any regulatory agency having jurisdiction with respect to its business or operations, except as disclosed in the Prospectus and except for any such order, directive or agreement that is not material to the Company and its Subsidiaries considered as a single enterprise.

                  (x) The Company has derived more than 20% of its gross income from Puerto Rico


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sources on an annual basis since its incorporation in accordance with the applicable sourcing rules under the Puerto Rico Internal Revenue Code of 1994, as amended.

                  (y) The Company is not a party to any agreement or order of any governmental entity or court that, as of the date hereof, and assuming no material adverse change to the Company's financial condition, restricts its ability to pay dividends on the Shares. Banco Popular is not a party to any agreement or order of any governmental entity or court that, as of the date hereof, and assuming no material adverse change to the Company's financial condition, restricts its ability to pay dividends to the Company sufficient to allow the Company to pay dividends on the Shares.

         4. Agreements of the Company. The Company covenants and agrees with each of the several Underwriters as follows:

                  (a) The Company will cause the Prospectus Supplement to be filed as contemplated by Section 3(a) hereof (but only if the Representative has not reasonably objected thereto by notice to the Company after having been furnished a copy within a reasonable time prior to filing) and will notify the Representative promptly of such filing. The Company will not during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by any Underwriter or dealer (the "Prospectus Delivery Period"), file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Representative within a reasonable period of time prior to the filing thereof and the Representative shall not have objected thereto in good faith.

                  (b) The Company will use its best efforts to cause the Registration Statement to remain effective through the completion of the Underwriters' distribution of the Shares, and will notify the Representative promptly, and will confirm such advice in writing, (i) of the preparation and filing (subject to Section 4(a)) of any post-effective amendment and when any such post-effective amendment to the Registration Statement becomes effective,
(ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the suspension of the qualification or registration of the Shares for offering or sale in any jurisdiction, or of the initiation or threat of any proceeding for any such purpose; (v) of the happening of any event during the Prospectus Delivery Period that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading and (vi) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission or any jurisdiction shall threaten to issue, or shall issue, any order suspending the effectiveness of the Registration Statement or suspending the qualification or registration of the Shares for sale in any jurisdiction, the Company will make every reasonable effort to prevent the issuance of such order and, if such an order should be issued, to obtain the


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withdrawal of such order at the earliest possible moment. The Company will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rule 430A and to notify the Representative promptly of all such filings.

                  (c) If, at any time when a Prospectus relating to the Shares is required to be delivered under the Act, any event occurs as a result of which, in the judgment of the Company or in the opinion of counsel for the Underwriters, the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary at any time to amend or supplement the Prospectus or the Registration Statement to comply with the Act or the Rules and Regulations, the Company will promptly notify the Representative thereof and, subject to Section 4(b) hereof, will prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effets such compliance.

                  (d) The Company will furnish to the Representative, without charge, two signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto and will furnish to the Representative, without charge, for transmittal to each of the other Underwriters, copies of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules but without exhibits.

                  (e) The Company will comply with all the provisions of all undertakings contained in the Registration Statement.

                  (f) During the Prospectus Delivery Period, the Company will promptly furnish to the Underwriters, without charge, as many copies of each preliminary prospectus, the Prospectus (containing the Prospectus Supplement) and any amendment or supplement thereto as the Underwriters may from time to time reasonably request. The Company consents to the use of the Prospectus, as amended or supplemented from time to time, by the Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and, thereafter, during the Prospectus Delivery Period. If during the Prospectus Delivery Period any event shall occur which in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if, in the reasonable opinion of counsel to the Underwriters, it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto. Except as required by the Exchange Act or the Exchange Act Rules and Regulations, the Company shall not file any document under the Exchange Act before the termination of the Prospectus Delivery Period if such document would be deemed to be incorporated by reference into the Prospectus to which the Representative reasonably objects.

                  (g) Prior to any public offering of the Shares by the Underwriters, the Company will cooperate with the Representative and its counsel in connection with the registration or qualification of the Shares for offer and sale under the securities or blue sky laws of such jurisdictions as the Representative may reasonably request; provided, that in no event shall the Company be obligated to quality to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

                  (h) The Company will make generally available to its security holders as soon as practicable, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

                  (i) The Company will apply the net proceeds from the offering and sale of the Shares in the manner set forth in the Prospectus under "Use of Proceeds".

                  (j) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the shares of Preferred Stock to facilitate the sale or resale of any of the Shares.

         5.       Expenses.

                  (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Representative, all costs and expenses incidental to the performance of the obligations of the Company under this Agreement, including, but not limited to, costs and expenses of or relating to (i) the preparation, printing and filing by the Company of the Registration Statement and exhibits thereto, each Preliminary Prospectus prior to or during the period specified in the first sentence of Section 4(f) but not exceeding nine (9) months after the Effective Date, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus, (ii) the preparation and delivery of certificates representing the Shares, (iii) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Prospectus and any Preliminary Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (iv) the listing of the Shares on the Nasdaq, (v) the filing fees and out-of-pocket expenses relating to such filings for any filings required to be made by the Underwriters with the NASD, (vi) the registration or qualification of the Shares for offer and sale under the securities or blue sky laws of such jurisdictions designated pursuant to Section 4(g) and the preparation and printing of preliminary, supplemental and final blue sky memoranda, (vii) counsel and accountants to the Company, and (viii) the transfer agent for the Shares.

                  (b) If the transactions contemplated by this Agreement are not consummated or if this

Agreement is terminated by the Company pursuant to any of the provisions hereof, the Company will reimburse the Representative for all of their accountable out-of-pocket fees and expenses (including the fees, disbursements and other charges of their counsel) incurred by them in connection herewith.

         6. Conditions of the Obligations of the Underwriters. The obligations of each Underwriter hereunder are subject to the following conditions:

                  (a) All filings required under Rule 424 and 430A of the Rules and Regulations to be made by the Company prior to the Closing shall have been made by the Company.

                  (b) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or blue sky laws of any jurisdiction shall be in effect, and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities, and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representative and the Representative did not object thereto in good faith, and the Representative shall have received certificates, dated the Closing Date and the Option Closing Date and signed by the Chief Executive Officer, the President or any Senior Executive Vice President of the Company and the Chief Financial Officer, the Treasurer or the Chief Accounting Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of the foregoing clauses (i), (ii) and (iii).

                  (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a material adverse change in the general affairs, business, properties, management, financial condition or results of operations of the Company whether or not arising from transactions in the ordinary course of business, and (ii) the Company shall not have sustained any material loss or interference with its business, assets or properties from fire, explosion, flood or other casualty, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus.

                  (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its officers, directors or shareholders in their capacities as such, or any of its assets or properties, before or by any Governmental Body in which litigation or proceeding an unfavorable ruling, decision or finding would materially and adversely affect the business, properties, financial condition, net worth or results of operations of the Company.

                  (e) Each of the representations and warranties of the Company contained herein shall be true and correct at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date and, with respect to the Option Closing Date, shall have been fully performed, fulfilled or complied with.

                  (f) The Representative shall have received opinions, dated the Closing Date and the Option Closing Date, from Pietrantoni Mendez & Alvarez, LLP, counsel for the Company, and Brunilda Santos de Alvarez, General Counsel of the Company, to the following effect:

                           (A)      in the case of the opinion from Pietrantoni
Mendez & Alvarez, LLP:

                           (i) The Company has been duly organized and is validly existing as a corporation under the laws of the Commonwealth of Puerto Rico and is in good standing with the Commonwealth of Puerto Rico; Banco Popular is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Puerto Rico and is in good standing with the Commonwealth of Puerto Rico;

                           (ii) The Company has duly authorized the issuance and sale of the Shares to be sold by it hereunder; such Shares, when issued by the Company and paid for in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectus and will not be subject to any preemptive, subscription or other similar rights; the Shares have been duly authorized for listing on the Nasdaq, subject only to official notice of issuance; and no holders of securities of the Company are entitled to have such securities registered under the Registration Statement, except for holders who have waived any such registration rights;

                           (iii) The Registration Statement is effective under the Act; any required filing of the Prospectus Supplement pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any amendment thereto and no order directed at any document incorporated by reference in the Registration Statement or any amendment thereto has been issued, and, no proceedings for that purpose have been instituted or are pending or are threatened or contemplated under the Act;

                           (iv)     The Registration Statement and the
         Prospectus as of its date, appeared on their face to be appropriately responsive, in all material respects (other than the documents incorporated therein by reference and not including the financial statements, schedules and other financial data contained therein, as to which such counsel need not express any opinion), with the requirements of the Act and the related rules and regulations thereunder;

                           (v) The descriptions contained and summarized in the Registration Statement, or incorporated therein by reference, and the Prospectus are accurate and fairly represent in all material respects the information required to be shown in the Registration Statement and Prospectus by the Act and the Rules and Regulations; and the statements set forth under the headings "Risk Factors - Banking regulations may restrict Popular, Inc.'s ability to pay dividends," "Summary of Certain Terms of the 2003 Series A Preferred Stock," and "Taxation" (including "Puerto Rico taxation" and "United States taxation") in the Prospectus Supplement, under the heading "Description of Preferred Stock" in the Prospectus, and under the headings "Regulation and Supervision" in the Company's Annual report on Form 10-K, incorporated by reference in the Prospectus, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, provide an accurate summary of such legal matters, documents and proceedings;

                           (vi) The Company has full legal right, power, and authority to enter into this Agreement and to consummate the transactions provided for herein; and this Agreement has been duly authorized, executed and delivered by the Company;

                           (vii) None of the Company's execution or delivery of this Agreement, its performance hereof, its consummation of the transactions contemplated herein or its application of the net proceeds of the offering in the manner set forth under the caption "Use of Proceeds," conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Encumbrance upon, any property or assets of the Company pursuant to
         (A) the terms of the Certificate of Incorporation or By-laws of the Company, in each case as amended; or (B) any statute, rule or regulation of any Governmental Body having jurisdiction over the Company or any of its activities or properties; and no consent, approval, authorization or order of any Governmental Body has been or is required for the Company's performance of this Agreement or the consummation of the transactions contemplated hereby, except such as have been obtained under the Act or may be required under state or Commonwealth of Puerto Rico securities or blue sky laws in connection with the purchase and distribution by the Underwriters of the Shares;

                           (viii) The Company is not required to be registered as an investment company under the Investment Company Act; and

                           (ix) The deposit accounts of Banco Popular are insured by the BIF of the FDIC to the legal maximum, and to such counsel's knowledge no proceeding for the termination or revocation of such insurance is pending or threatened. Banco Popular is a member of the Federal Reserve Bank of New York and of the Federal Home Loan Bank of New York.

                           (B)      in the case of the opinion from Brunilda
Santos de Alvarez:

                           (i) The Company has been duly organized and is validly existing as a corporation under the laws of the Commonwealth of Puerto Rico and is in good standing with the Commonwealth of Puerto Rico. Each of Banco Popular and each of the other Significant Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation. Each of the Company, Banco Popular, and each of the other Significant Subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business or use of its property and assets makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the financial condition, or the earnings or business affairs of the Company and its Subsidiaries considered as a single enterprise;

                           (ii) The Company has an authorized capitalization as set forth in the Prospectus; the Company has duly authorized the issuance and sale of the Shares to be sold by it hereunder; such Shares, when issued by the Company and paid for in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectus and will not be subject to any preemptive, subscription or other similar rights; the Shares have been duly authorized for listing on the Nasdaq, subject only to official notice of issuance; and no holders of securities of the Company are entitled to have such securities registered under the Registration Statement, except for holders who have waived any such registration rights;

                           (iii) To the knowledge of such counsel, there are no contracts or documents which are required by the Act to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not filed or incorporated therein by reference as required by the Act and the Rules and Regulations;

                           (iv) To the knowledge of such counsel, there is not pending or threatened against the Company or any of the Significant Subsidiaries any legal action or proceeding, suit, arbitration, claim, or governmental or other proceeding (informal or formal) or investigation before or by any Governmental Body, of a character required to be disclosed in the Registration Statement or the Prospectus which is not so disclosed therein or in the materials incorporated by reference therein, and to the knowledge of such counsel, no such proceedings have been threatened against the Company or any of its Significant Subsidiaries or any of their respective assets or properties. To the knowledge of such counsel, neither the Company nor any Significant Subsidiary is in violation of, or in default with respect to, any law, rule, or regulation, or any order, judgment or decree, except as described in the Registration Statement or Prospectus or in the materials incorporated by reference therein, or such as in the aggregate do not now have and can reasonably be expected in the future not to have a material adverse effect upon the operations, business, properties, or assets of the Company and its Subsidiaries considered as a single enterprise; nor is the Company or any Significant Subsidiary presently required under any order, judgment or decree to take any action in order to avoid any such violation or default;

                           (v) The Company has full legal right, power, and authority to enter into this Agreement and to consummate the transactions provided for herein; and this Agreement has been duly authorized, executed and delivered by the Company;

                           (vi) None of the Company's execution or delivery of this Agreement, its performance hereof, its consummation of the transactions contemplated herein or its application of the net proceeds of the offering in the manner set forth under the caption "Use of Proceeds," conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Encumbrance upon, any property or assets of the Company pursuant to
         (A) the terms of the Certificate of Incorporation or By-laws of the Company, in each case as amended; (B) the terms of any contract or other agreement to which the Company is a party or by which it is or may be bound or to which any of its properties is or may be subject and of which such counsel has knowledge; (C) any statute, rule or regulation of any Governmental Body having jurisdiction over the Company or any of its activities or properties; or (D) the terms of any judgment, decree or order of any arbitrator or Governmental Body having such jurisdiction and of which such counsel has knowledge; and no consent, approval, authorization or order of any Governmental Body has been or is required for the Company's performance of this Agreement or the consummation of the transactions contemplated hereby, except such as have been obtained under the Act or may be required under state or Commonwealth of Puerto Rico securities or blue sky laws in connection with the purchase and distribution by the Underwriters of the Shares;

                           (vii) To such counsel's knowledge, the conduct of the respective businesses of the Company and its Significant Subsidiaries is not in violation of any federal, state or local statute, administrative regulation or other law, which violation is likely to have a material adverse effect on the Company and its Subsidiaries considered as a single enterprise; and the Company and its Significant Subsidiaries have obtained all material licenses as are necessary or required for the conduct of their businesses as presently conducted;

                           (viii) The Company is not required to be registered as an investment company under the Investment Company Act;

                           (ix) To the knowledge of such counsel, the Company is not in any breach or violation of any of the terms or provisions of, or in default under (nor has an event occurred which with notice or lapse of time or both would constitute a default or acceleration under), (A) the terms of its Certificate of Incorporation or By-laws, in each case as amended; (B) the terms of any contract or other agreement known to such counsel to which the Company is a party or by which the Company is or may be bound or to which any of its properties or assets is or may be subject, which breach, violation or default could have a material adverse effect on the Company and its

         Subsidiaries considered as a single enterprise; (C) any statute, rule or regulation of any Government Body having jurisdiction over the Company or any of its activities, assets or properties, which breach, violation or default could have a material adverse effect on the Company and its Subsidiaries considered as a single enterprise; or (D) the terms of any judgment, decree or order, known to such counsel, of any arbitrator or Governmental Body having such jurisdiction, which breach, violation or default could have a material adverse effect on the Company and its Subsidiaries considered as a single enterprise;

                           (x) The deposit accounts of Banco Popular and of each other Significant Subsidiary of the Company that is a depository institution are insured by the BIF of the FDIC to the legal maximum, and to such counsel's knowledge no proceeding for the termination or revocation of such insurance is pending or threatened. Banco Popular is a member of the Federal Reserve Bank of New York and of the Federal Home Loan Bank of New York; and

                           (xi) To the knowledge of such counsel, none of the Company or any of its Significant Subsidiaries, or any of their respective directors or officers is subject to any order or directive of, or party to any agreement with, any regulatory agency having jurisdiction with respect to the business or operations of the Company or any of its Significant Subsidiaries, except as disclosed in the Registration Statement or the Prospectus or in the materials incorporated by reference therein, and except for any such order, directive or agreement that is not material to the Company and its Subsidiaries considered as a single enterprise.

         In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials and, as to matters involving the application of laws of any jurisdiction other than the Commonwealth of Puerto Rico and the United States (to the extent satisfactory in form and scope to counsel for the Underwriters) such counsel may rely upon the opinion of local (including in-house) counsel to the Company. The foregoing opinion shall also state that such counsel has no reason to believe that the Underwriters are not justified in relying upon such opinion of local counsel, and copies of such opinion shall be delivered to the Representative and its counsel.

         In addition, such counsel shall state that in the course of the preparation of the Prospectus, such counsel has participated in conferences with officers and representatives of the Company and with the Accountants, at which conferences such counsel made inquiries of such officers, representatives and Accountants and discussed the contents of the Prospectus and, on the basis of the foregoing and of the experience such counsel has gained through its practice under the Act, nothing has come to such counsel's attention that causes such counsel to believe that the Registration Statement as of the date it became effective or the Prospectus as of its date and as of the Closing Date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of the date hereof and as of the Closing Date, contained any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any opinion with respect to the financial statements, schedules and other financial data included in the Prospectus). Such counsel may state that they make no representation that they have independently verified the accuracy or completeness of the statements contained in the Registration Statement and Prospectus.

         References to the Registration Statement and the Prospectus in this paragraph (f) shall include any amendment or supplement thereto at the date of such option.

                  (g) The Representative shall have received an opinion, dated the Closing Date and the Option Closing Date, from O'Neill & Borges, counsel to the Underwriters, which opinion shall be satisfactory in all respects to the Representative.

                  (h) Concurrently with the execution and delivery of this Agreement, the Accountants shall have furnished to the Representative a letter, dated the date of its delivery (the "Accountants Letter"), addressed to the Representative and in form and substance satisfactory to the Representative, to the effect that:

                           (i) they are independent accountants within the meaning of the Act and the applicable published rules and regulations thereunder;

                           (ii) in their opinion, the consolidated financial statements of the Company and its Subsidiaries audited by them and incorporated by reference in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the published rules and regulations thereunder with respect to registration statements on Form S-3;

                           (iii) on the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of (a) reading the minutes of meetings of the stockholders and the Board of Directors of the Company and its Subsidiaries since December 31, 2001 as set forth in the minute books through February 12, 2003 (the 135th day after the date of the last unaudited consolidated interim financial statements described below); (b) performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, "Interim Financial Information," on the unaudited consolidated interim financial statements of the Company and its Subsidiaries included in the Prospectus and reading the unaudited interim financial data for the period from the date of the latest audited balance sheet incorporated by reference in the Prospectus to the date of the latest available interim financial data; and (c) making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below; nothing has come to their attention (as of a date not earlier than February 12, 2003) as a result of the foregoing procedures that caused them to believe that: (1) the unaudited consolidated interim financial statements incorporated by reference in the Registration Statement or in the Prospectus, do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the published rules and regulations thereunder; (2) any material modifications should be made to the unaudited consolidated interim financial statements, if any, incorporated by reference in the Registration Statement or in the Prospectus, for them to be in conformity with generally accepted accounting principles; (3)(i) at the date of the latest available interim financial data and at a specified date not earlier than February 12, 2003, there was any decrease in the total assets or consolidated stockholders' equity, any increase in long term debt, or any change in capital stock of the Company and its Subsidiaries as compared with amounts shown in the September 30, 2002 balance sheet incorporated by reference in the Prospectus and (ii) for the period from October 1, 2002 to the latest interim financial data available, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net interest income, non-interest income, or in the total or per share amounts of net income, except in all instances for changes or decreases which the Registration Statement discloses have occurred or may occur, or they shall state any specific changes or decreases; and

                           (iv) the information set forth under the captions "Prospectus Summary - Consolidated Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends," "Recent Development," "Capitalization," and "Selected Consolidated Financial and Other Data," in the Prospectus Supplement, under the caption "Consolidated Ratio of Earnings to Fixed Charges and Ratio of Earnings to Fixed Charges and Preferred Stock Dividends of Popular, Inc.," and under the headings "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Statistical Summaries" in the Company's Annual Report, incorporated by reference in the Prospectus, which is expressed in dollars (or percentages derived from such dollar amounts) and has been obtained from accounting records which are subject to the internal controls of the Company's accounting system or which has been derived directly from such accounting records and analysis or computations, is in agreement with such records or computations made therefrom; provided that the Accountants Letter need not cover the fourth quarter of 2002 and the full year 2002 to the extent that the Accountants national policy prevents them from giving comfort as to such quarter and year during pendency of their audit.

         In the event that the Accountants Letter sets forth any such changes, decreases or increases, it shall be a further condition to the obligations of the Underwriters that (A) such letter shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Representative deems such explanation unnecessary, and (B) such changes, decreases or increases do not, in the sole judgment of the Representative, make it impractical or inadvisable to proceed with the purchase and delivery of the Shares as contemplated by the Registration Statement and the Prospectus, as amended as of the date hereof.

                  (i) At the Closing Date and, as to the Option Shares, the Option Closing Date, there shall be furnished to the Representative an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer, or any Senior Executive Vice President and the Chief Financial Officer, the Treasurer or the Chief Accounting Officer of the Company, in form and substance satisfactory to the Representative, to the effect that to the best of their knowledge:

                           (i)      Each signer of such certificate has
                  carefully examined the Registration Statement and the Prospectus and (A) as of the date of such certificate, (x) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (y) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) since the Effective Date no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect;

                           (ii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all respects; each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with; and

                           (iii) No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any document incorporated by reference in the Registration Statement or any amendment thereto or the Prospectus has been issued, and no proceedings for that purpose have been instituted or threatened by the Commission.

                  (j) The Shares shall be qualified for sale in such states and possessions as the Representative may reasonably request, each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date and the Option Closing Date.

                  (k) Prior to the Closing Date, the Shares shall have been accepted for listing on the Nasdaq, subject only to official notice of issuance.
(l) The Company shall have furnished to the Representative such officers' certificates, certificates of government officials, letters and other documents, in addition to those specifically mentioned herein, as the Representative may have reasonably requested as to the accuracy and completeness at the

Closing Date and the Option Closing Date of any statement in the Registration Statement or the Prospectus, as to the accuracy at the Closing Date and the Option Closing Date of the representations and warranties of the Company, as to the performance by the Company of its obligations hereunder, and as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Underwriters.

         All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

         7.       Indemnification and Contribution.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several (and actions in respect thereof), to which they, or any of them, may become subject under the Act or other Federal, state or Commonwealth of Puerto Rico statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement made by the Company in Section 3 of this Agreement, (ii) any untrue statement or alleged untrue statement of any material fact contained in (A) any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or (B) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each, an "Application"), or (iii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or any Application a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, each Underwriter and each such other person for any legal or other expenses reasonably incurred by such Underwriter or such other person in connection with investigating, defending or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability is based solely upon an untrue statement or omission or alleged untrue statement or omission in any of such documents made in reliance upon and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representative on behalf of any Underwriter expressly for inclusion therein; provided, further that such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or any such other person) from whom the person asserting any such loss, claim, damage, liability or action purchased Shares which are the subject thereof to the extent that any such loss, claim, damage or liability (i) results from the fact that such Underwriter failed to send or give a copy of the Prospectus (as amended or supplemented) to such person at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Act and (ii) arises out of or is based upon an untrue statement or omission of a material fact contained in such Preliminary Prospectus that was corrected in the Prospectus (or any amendment or supplement thereto), unless such failure to deliver the Prospectus (as amended or supplemented) was the result of noncompliance by the Company with
Section 4(f). This indemnity agreement will be in addition to any liability that the Company might otherwise have. The Company will not, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Underwriter or any person who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to each claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Underwriter and each such other person from all liability arising out of such claim, action, suit or proceeding.

                  (b) Each Underwriter will indemnify and hold harmless the Company, its employees, officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against all losses, claims, damages or liabilities (or actions in respect thereof) to which the Company and any such director, officer or controlling person may become subject under the Act or other federal, state or Commonwealth of Puerto Rico statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or any Application, or (ii) the omission or the alleged omission to state in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, or any Application, a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Company and any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or any action in respect thereof. The Company acknowledges that, for all purposes under this Agreement, the statements relating to the Underwriters set forth under the heading "Underwriting" (which does not include information on the Company's expenses and the listing of the Shares) constitute the only information furnished in writing to the Company by the Representative on behalf of the Underwriters expressly for inclusion in the Registration Statement, any Preliminary Prospectus or the Prospectus. This indemnity agreement will be in addition to any liability that each Underwriter might otherwise have.

                  (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party or parties under this Section 7, notify the indemnifying party or parties of the commencement thereof, but the omission so to notify the indemnifying party or parties will not relieve it or them from any liability which it or they may have to any indemnified party under the foregoing provisions of this Section 7 or otherwise unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against an indemnified party and it notifies an indemnifying party or parties of its commencement, the indemnifying party or parties against which a claim is made will be entitled to participate therein and, to the extent that it or they may wish, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses other than reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood that, in connection with such action, the indemnifying party shall not be liable for the reasonable fees and expenses of more than one separate counsel (in addition to the fees and expenses of local counsel necessary in connection with any such proceedings) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Representative in the case of paragraph (a) of this Section 7, representing the indemnified parties under paragraph (a) who are parties to such action or actions), or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the written consent of the indemnifying party, unless such indemnified party waived its right under this
Section 7 in which case the indemnified party may effect such a settlement without such consent.

                  (d) If the indemnification provided for in the foregoing paragraphs of this Section 7 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) (i) in such proportion s is appropriate to reflect the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other, from the offering of the Shares or (ii) if, but only if, the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the indemnifying party or parties on the one hand, and the indemnified party, on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total proceeds from the offering of the Shares (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. Relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Representative on behalf of the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities (or actions in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the total underwriting discounts received by it with respect to the Shares purchased by such Underwriter under this Agreement, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay in respect of the same or any substantially similar claim. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 7(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 7(d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act will have the same rights to contribution as such Underwriter, and each director or officer of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, will have the same rights to contribution as the Company, subject in each case to the provisions of this paragraph (d). The provisions of section 7(c) shall be applicable to any claim for contribution under this Section 7(d). The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may otherwise have. No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

                  (e) The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters,
(ii) acceptance of any of the Shares and payment therefor or (iii) any termination of this Agreement.

         8. Termination. The obligations of the several Underwriters under this Agreement may be terminated at any time prior to the Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing Date), by notice to the Company from the Representative, without liability on the part of any Underwriter to the Company if, prior to delivery and payment for the Firm Shares (or the Option Shares, as the case may be), in the sole judgment of the Representative, (i) trading in the Common Stock or the Preferred Stock of the Company or in securities generally shall have been suspended by the Commission or by the Nasdaq, (ii) minimum or maximum prices shall have been established for the Common Stock or the Preferred Stock of the Company or for securities generally on either the Nasdaq or the NYSE, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any of such market or exchange or by order of the Commission or any court or other Governmental Authority,
(iii) a general banking moratorium shall have been declared by the United States, New York State, or Commonwealth of Puerto Rico authorities, or (iv) any material adverse change in the financial or securities markets in the United States or any outbreak or material escalation of hostilities or declaration by the United States of war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the sole judgment of the Representative, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus. Any termination pursuant to
Section 8 shall be without liability of any party to any other party except as provided in Sections 5(a) and 7.

         9. Default of Underwriters. If one or more Underwriters default in their obligations to purchase Firm Shares or Option Shares hereunder and the aggregate number of such Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase is ten percent or less of the aggregate number of Firm Shares or Option Shares to be purchased by all of the Underwriters at such time hereunder, the other Underwriters may make arrangements satisfactory to the Representative for the purchase of such Shares by other persons (who may include one or more of the nondefaulting Underwriters, including the Representative), but if no such arrangements are made by the Closing Date or the related Option Closing Date, as the case may be, the other Underwriters shall be obligated severally in proportion to their respective commitments hereunder to purchase the Firm Shares or Option Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase. If one or more Underwriters so default with respect to an aggregate number of Shares that is more than ten percent of the aggregate number of Firm Shares or Option shares, as the case may be, to be purchased by all of the Underwriters at such time hereunder, and if arrangements satisfactory to the Representative are not made within 36 hours after such default for the purchase by other persons (who may include one or more of the nondefaulting Underwriters, including the Representative) of the Shares with respect to which such default occurs, this Agreement will terminate without liability on the part of any nondefaulting Underwriter and the Company other than as provided in Section 10 hereof. In the event of any default by one or more Underwriters as described in this Section 9, the Representative shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, established as provided in Section 9 hereof for not more than seven business days in order that any necessary changes may be made in the arrangements or documents for the purchase and delivery of the Firm Shares or Option Shares, as the case may be. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section

         9. Nothing herein shall relieve any defaulting Underwriter from liability for its default.

         10. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers, and the several Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effet, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, any Underwriter or any controlling person referred to in Section 7 hereof and (ii) delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections 5 and 7 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

         11. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, Banco Popular Center, 268 Munoz Rivera Avenue, Hato Rey, PR 00918, Attention: Jorge Junqueras, or (b) if to the Underwriters, to the office of the Representative, Banco Popular Center, Suite 1020, 268 Munoz Rivera Avenue, Hato Rey, PR 00918,
Attention: Carlos Ortiz, Managing Director. Any such notice shall be effective only upon receipt. Any notice under Section 7 or 8 may be made by telex or telephone, but if so made shall be subsequently confirmed in writing.

         12. Successors. This Agreement shall inure to the benefit of and shall be binding upon the several Underwriters, the Company, and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 7 of this Agreement shall also be for the benefit of any person or persons who control any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Underwriters, contained in Section 7 of this Agreement shall also be for the benefit of the directors , employees and officers of the Company and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Shares from any Underwriter shall be deemed a successor because of such purchase. This Agreement shall not be assignable by any party hereto without the prior written consent of the other party.

         13. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PUERTO RICO, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS.

         14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

                                         Very truly yours,

                                         POPULAR, INC.

                                         By: /s/ Richard L. Carrion
                                            ---------------------------------
                                         Name: Richard L. Carrion
                                         Title: Chairman of the Board
                                                President
                                                Chief Executive Officer

Confirmed as of the date first above mentioned:

POPULAR SECURITIES, INC.

By: /s/ Carlos J. Ortiz
   ------------------------------------
Name: Carlos J. Ortiz
Title: Managing Director


Acting on its behalf and as lead underwriter of the several Underwriters named in Schedule 1 hereof.

                                   SCHEDULE I

                                  UNDERWRITERS


                                                       Aggregate Number
                                                       of Shares to be
                                                          Purchased*
                                                       ---------------
Popular Securities, Inc.                                  2,643,000
UBS PaineWebber Incorporated of Puerto Rico               1,200,000
Salomon Smith Barney Inc.                                 1,080,000
Santander Securities Corporation                            400,000
Oriental Financial Services Corporation                     400,000
R-G Investments Corporation                                 400,000
BBVA Capital Markets of Puerto Rico, Inc.                   312,000
Keefe, Bruyette & Woods, Inc.                                65,000
                                                          ---------


                                    Total:                6,500,000*
                                                          =========


* Excluding 975,000 shares constituting the over-allotment option Stock, allocated pro rata among the Underwriters on the basis of the number of shares of shares to be purchased by each Underwriter, as set forth above.